As filed with the Securities and Exchange Commission on January 30, 1996.

                                                      Registration No. 33-52711

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM S-1/A

                                AMENDMENT NO. 3
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               TEREX CORPORATION
            (Exact name of Registrant as specified in its charter)

            Delaware                   3537                  34-1531521
        (State or other         (Primary standard         (I.R.S. employer
        jurisdiction of             industrial          identification no.)
         incorporation            classification
        or organization)           code number)

                              500 Post Road East
                         Westport, Connecticut  06880
                                (203) 222-7170
             (Address, including zip code, and telephone number,
       including area code, of Registrants' principal executive offices)
                    ______________________________________
                           Marvin B. Rosenberg, Esq.
                               TEREX CORPORATION
                              500 Post Road East
                         Westport, Connecticut  06880
                                (203) 222-7170
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                     _____________________________________
                                  Copies To:

                  Robinson Silverman Pearce Aronsohn & Berman
                          1290 Avenue of the Americas
                           New York, New York  10104
                      Attention:  Stuart A. Gordon, Esq.
                                   Eric I Cohen, Esq.

                     Skadden, Arps, Slate, Meagher & Flom
                            300 South Grand Avenue
                         Los Angeles, California 90071
                     Attention:  Michael A. Woronoff, Esq.

                     _____________________________________

         Approximate date of commencement of proposed sale to public:
                   From time to time after the effective date
                        of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE

       Title of                           Proposed       Proposed
      Each Class                          Maximum        Maximum
    of Securities           Amount        Offering      Aggregate     Amount of
        to be               to be           Price        Offering  Registration
      Registered          Registered    per Share(1)     Price(1)         Fee

Series A Cumulative
 Redeemable Convertible
 Preferred Stock,
 par value $.01            1,200,000      $23.00      $27,600,000    $9,517.24

Common Stock,
 par value
 $.01 (3)                  2,700,000        --- (2)       --- (2)      --- (2)



  (1)Estimated solely for purposes of calculation of the registration fee.

  (2)Pursuant to Rule 457(i), no separate registration fee is required for the Common Stock when the Preferred Stock convertible into such Common Stock is being registered at the same time.

  (3)Represents shares of Common Stock which may be received upon conversion of the Preferred Stock from and after the effective date of this Registration Statement. Pursuant to Rule 416, there are also being registered such additional shares of Common Stock which may become issuable pursuant to the anti-dilution provisions of such Preferred Stock.

                          __________________________

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine



The Registrant, Terex Corporation ("Terex" or the "Company") hereby amends the following items of its Registration Statement on Form S-1, Registration No. 33-52711, as set forth on the following pages. The information set forth herein was omitted from Amendment No 2. to the electronic S-1 filing, which was effected by direct transmission to the Commission's EDGAR system on January 24, 1996.


PART II

Item 16   Exhibits and Financial Statement Schedules

     (a)  Exhibits (Index)
          Exhibit 23.2 Consent of Ernst & Young LLP

     (b)  Financial Statement Schedules (Index)

SIGNATURES



Item 16.  Exhibits and Financial Statement Schedules

   3.1 Restated Certificate of Incorporation of Terex Corporation (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).
   3.2 Restated Bylaws of Terex Corporation (incorporated by reference to
Exhibit 3.2 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).
   3.3 Certificate of Designation of Preferences and Rights of Series B Cumulative Redeemable Convertible Preferred Stock ("Series B Preferred Stock") of Terex Corporation (incorporated by reference to Exhibit 3.3 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).
   4.1 Warrant Agreement dated as of December 20, 1993 between Terex Corporation and Mellon Securities Trust Company, as Warrant Agent (incorporated by reference to Exhibit 4.40 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).
   4.2 Form of Series A Warrant (incorporated by reference to Exhibit 4.41 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).
   4.3 Form of Series A Preferred Stock certificate (incorporated by reference to Exhibit 4.42 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).
   4.4 Form of Series B Warrant (incorporated by reference to Exhibit 4.43 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).
   4.5 Form of Series B Preferred Stock Certificate (incorporated by reference to Exhibit 4.44 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).
   4.6 Form of 13-1/4% Senior Secured Notes Due 2002 of Terex Corporation (incorporated by reference to Exhibit 4.6 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).
   4.7 Indenture dated as of May 9, 1995 among the Company, the Guarantors referred to therein and United States Trust Company of New York, as Trustee (incorporated by reference to Exhibit 4.7 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).
   5.1 Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP as to the legality of the shares being registered.**
  10.1 Terex Corporation Incentive Stock Option Plan, as amended (incorporated by reference to Exhibit 4.1 to the Form S-8 Registration Statement of Terex Corporation, Registration No. 33-21483).
  10.2 1994 Terex Corporation Long Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).
  10.3 Terex Corporation Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).
  10.4 Common Stock Appreciation Rights Agreement dated as of July 31, 1992 between Terex Corporation and United States Trust Company of New York, as SAR Agent (incorporated by reference to Exhibit 10.36 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission file No. 1-10702).
  10.5 SAR Registration Rights Agreement dated as of July 31, 1992 between Terex Corporation and the purchasers who are signatories thereto (incorporated by reference to Exhibit 10.37 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission file No. 1-10702).
  10.6 Stock Purchase Agreement dated as of May 27, 1992 between Clark Equipment Company and Terex Corporation (incorporated by reference to Exhibit
10.27 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
  10.7 First Amendment to Stock Purchase Agreement dated as of July 31, 1992 between Terex Corporation and Clark Equipment Company (incorporated by reference to Exhibit 10.28 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
  10.9 Tax Agreement dated as of July 31, 1992 between Terex Corporation in favor of Clark Equipment Company (incorporated by reference to Exhibit 10.30 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
  10.10Trademark Assignment Agreement dated as of July 31, 1992 between Clark Equipment Company and Clark Material Handling Company (incorporated by reference to Exhibit 10.31 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
  10.11Trademark Assignment dated as of July 31, 1992 executed by Clark Equipment Company in favor of Clark Material Handling Company (incorporated by reference to Exhibit 10.32 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
  10.12License Agreement dated as of July 31, 1992 between Clark Equipment Company and Clark Material Handling Company (incorporated by reference to
Exhibit 10.33 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
  10.14Termination, General Release and Waiver Agreement, dated as of June 29, 1993, between Clark Material Handling Company and Gary D. Bello (incorporated by reference to Exhibit 10.21 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).
  10.15Form of Purchase Agreement dated as of December 20, 1993 between Terex Corporation and the purchasers of Series A Warrants and shares of Series A Preferred Stock of Terex Corporation (incorporated by reference to Exhibit
10.22 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).
  10.16Registration Rights Agreement dated as of December 20, 1993 between Terex Corporation and the purchasers of Series A Warrants (incorporated by reference to Exhibit 10.23 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).
  10.17Registration Rights Agreement dated as of December 20, 1993 between Terex Corporation and the purchasers of shares of Series A Preferred Stock of Terex Corporation (incorporated by reference to Exhibit 10.24 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).
  10.18Series B Preferred Stock and Warrants Registration Rights Agreement (incorporated by reference to Exhibit 10.27 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).
  10.19Agreement dated July 1, 1987, between KCS Industries, Inc. and Northwest Engineering Company (incorporated by reference to Exhibit 10.2 to the Form S-4 Registration Statement of Terex Corporation, Registration No. 33-20737).
  10.20Management Agreement Amendment, dated January 1, 1993, between KCS Industries, Inc. and Terex Corporation (incorporated by reference to Exhibit
10.26 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).
  10.21Management Agreement Termination Agreement, dated January 1, 1994, between KCS Industries, L.P. and Terex Corporation (incorporated by reference to Exhibit 10.27 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).
  10.22Amendment to Management Agreement Termination Agreement, dated October 17, 1994, between KCS Industries , L.P. and Terex Corporation (incorporated by reference to Exhibit 10.31 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).
  10.23Credit Facility, dated December 23, 1993, among Terex Equipment Limited, Terex Corporation and Standard Chartered Bank (incorporated by reference to
Exhibit 10.28 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).
  10.24Amended and Restated Stock Purchase Agreement by and between CMH Acquisition Corp. and DAC Acquisition Corp. with respect to the sale of the outstanding stock of Drexel Industries dated as of April 15, 1994 (incorporated by reference to Exhibit 10.33 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).
  10.25Share Purchase Agreement, as amended, between Terex Cranes, Inc. and Legris Industries, S.A. and Potain, S.A. (incorporated by reference to Exhibit
10.1 to the From 8-K for May 9, 1995, Commission File No. 1-10702). 10.26Certificate of Designation of Terex Cranes, Inc. with respect to its
Series A Redeemable Exchangeable Preferred Stock (incorporated by reference to
Exhibit 10.2 to the From 8-K for May 9, 1995, Commission File No. 1-10702).
  10.27 Stockholders Agreement dated as of May 9, 1995 by and among Terex Corporation, Legris Industries S.A., Potain S.A. and Terex Cranes, Inc. (incorporated by reference to Exhibit 10.3 to the From 8-K for May 9, 1995, Commission File No. 1-10702).
  10.28Purchase Agreement, dated as of April 27, 1995, among Terex Corporation (the "Company"), certain of its subsidiaries and Jefferies & Company, Inc. ("Jefferies") and Dillon, Read & Co. Inc. (together with Jefferies, the "Purchasers") (incorporated by reference to Exhibit 10.28 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).
  10.29Common Stock Appreciation Rights Agreement dated as of May 9, 1995 between the Company and United States Trust Company of New York, as Rights Agents (incorporated by reference to Exhibit 10.29 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).
  10.30Debt Registration Rights Agreement dated as of May 9, 1995 among the Company and the Purchasers (incorporated by reference to Exhibit 10.30 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).
  10.31SAR Registration Rights Agreement dated as of May 9, 1995 among the Company and the Purchasers (incorporated by reference to Exhibit 10.31 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).
  10.32Security and Pledge Agreement dated as of May 9, 1995 between the Company and United States Trust Company of New York, as Collateral Agent (incorporated by reference to Exhibit 10.32 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).
  10.33 Subsidiary Security and Pledge Agreement dated as of May 9, 1995 between certain subsidiaries of the Company and United States Trust Company of New York, as Collateral Agent (incorporated by reference to
Exhibit 10.33 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).
  10.34Loan and Security Agreement dated as of May 9, 1995 among Terex Corporation, Clark Material Handling Company, Koehring Cranes, Inc. and PPM Cranes, Inc. and Congress Financial Corporation and Foothill Capital Corporation, for itself and as agent (incorporated by reference to Exhibit
10.34 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).
  10.35Guarantee dated as of May 9, 1995 from Terex Corporation, Koehring Cranes, Inc., PPM Cranes, Inc. and CMH Acquisition Corp. and Legris Industries, Inc. (incorporated by reference to Exhibit 10.35 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).
  10.36Guarantee dated as of May 9, 1995 from Terex Corporation, Clark Material Handling Company, PPM Cranes, Inc. and CMH Acquisition Corp. and Legris Industries, Inc. (incorporated by reference to Exhibit 10.36 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).
  10.37Guarantee dated as of May 9, 1995 from Terex Corporation, Clark Material Handling Company, Koehring Cranes, Inc. and CMH Acquisition Corp. and Legris Industries, Inc. (incorporated by reference to Exhibit 10.37 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).
  10.38Guarantee dated as of May 9, 1995 from Clark Material Handling Company, Koehring Cranes, Inc., PPM Cranes, Inc. and CMH Acquisition Corp. and Legris Industries, Inc. (incorporated by reference to Exhibit 10.38 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).
  10.39Agreement dated as of November 2, 1995 between Terex Corporation, a Delaware corporation, and Randolph W. Lenz (incorporated by reference to Exhibit 10 to the Form 10-Q for the quarter ended September 30, 1995, Commission File No. 1-10702).
  11.1 Computation of per share earnings (incorporated by reference to Exhibit
11.1 of the Amendment No 2 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).
  12.1 Computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.1 of the Amendment No 2 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).
  21.1 Subsidiaries of Terex Corporation (incorporated by reference to Exhibit
21.1 of the Amendment No 2 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).
  23.1 Independent Accountants' Consent of Price Waterhouse LLP - Stamford, Connecticut (incorporated by reference to Exhibit 23.1 of the Amendment No 2 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).
  23.2 Independent Auditors' Consent of Ernst & Young LLP -- Greenville, South Carolina. *
  23.3 Consent of Robinson Silverman Pearce Aronsohn & Berman LLP (included as part of the Exhibit 5.1). **
  24.1 Power of Attorney (included on signature page of this Registration Statement).

____________________
*  Filed herewith.
** To be filed by amendment.



(b)  Financial Statement Schedules                                         Page

Terex Corporation
     Report of Price Waterhouse (included as part of Exhibit 23.1)
     Report of Ernst & Young LLP (included as part of Exhibit 23.2)
     Schedule II -- Valuation and Qualifying Accounts and Reserves         II-5

All other schedules are omitted as the required information is inapplicable or the information is presented in the consolidated financial statements or related notes.



                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on January 30, 1996.


                                    TEREX CORPORATION

                                    By:/s/ Ronald M. DeFeo
                                       Ronald M. DeFeo,
                                       President and Chief Executive Officer
                                       and Chief Operating Officer


Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment Number 3 to the Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

Name                         Title                                Date

/s/  Ronald M. DeFeo         President, Chief Executive     January 30, 1996
       Ronald M. DeFeo       Officer and Director
                             (Principal Executive Officer)
                             and Chief Operating Officer

/s/  Ralph T. Brandifino *   Senior Vice President and      January 30, 1996
       Ralph T. Brandifino   Chief Financial Officer
                             (Principal Financial Officer
                             and acting Principal
                             Accounting Officer)

/s/  Marvin B. Rosenberg *   Senior Vice President,         January 30, 1996
       Marvin B. Rosenberg   General Counsel, Secretary
                             and Director

/s/  G. Chris Andersen *     Director                       January 30, 1996
       G. Chris Andersen

/s/  William H. Fike *       Director                       January 30, 1996
       William H. Fike

/s/  Bruce I. Raben *        Director                       January 30, 1996
       Bruce I. Raben

/s/  David A. Sachs *        Director                       January 30, 1996
       David A. Sachs

/s/  Adam E. Wolf *          Director                       January 30, 1996
       Adam E. Wolf

*  By:  /s/  Ronald M. DeFeo
               Ronald M. DeFeo
               Attorney-in-fact

-----------------------------------------------------------------------------



                      TEREX CORPORATION AND SUBSIDIARIES

         SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                            (Amounts in thousands)

                   Balance           Additions
                  Beginning    Charges to                          Balance End
                   of Year      Earnings     Other    Deductions(1)  of Year

Year ended
December 31, 1994:

Deducted from
 asset accounts:
 Allowance for
  doubtful
  accounts       $   7,478    $  1,018    $     ---    $(2,382)    $   6,114
 Reserve for
  excess and
  obsolete
  inventory         20,670       7,561          ---     (7,154)       21,077

     Totals      $  28,148    $  8,579    $     ---    $(9,536)    $  27,191


Year ended
December 31, 1993:

Deducted from
 asset accounts:
 Allowance for
  doubtful
  accounts       $   6,348    $  1,713    $     ---    $  (583)    $   7,478
 Reserve for
  excess and
  obsolete
  inventory         22,364       7,478          ---     (9,172)       20,670

     Totals      $  28,712    $  9,191    $     ---    $(9,755)    $  28,148


Year ended
December 31, 1992:

Deducted from
 asset accounts:
 Allowance for
  doubtful
  accounts       $   1,932    $    642    $  4,462 (2) $  (688)    $   6,348
 Reserve for
  excess and
  obsolete
  inventory         20,135       2,545         691 (3)  (1,007)       22,364

     Totals      $  22,067    $  3,187    $   5,153   $ (1,695)    $  28,712


   (1)  Utilization of established reserves, net of recoveries.
   (2)  Added with the acquisition of businesses.
   (3)  Includes balances reclassified to other accounts.